UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2021

CCC Intelligent Solutions Holdings Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-39447	98-1546280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 900

Chicago, IL 60654

(Address of Principal Executive Offices, including Zip Code)

(800) 621-8070

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCCS	The New York Stock Exchange
Warrants to purchase one share of common stock at an exercise price of $11.50	CCCS WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 21, 2021, CCC Intelligent Solutions Inc. (the “Company”), an indirect wholly owned subsidiary of CCC Intelligent Solutions Holdings Inc., together with certain of its subsidiaries acting as guarantors (the “Subsidiary Guarantors”) and Cypress Intermediate Holdings II, Inc. (“Holdings” acting as a parent guarantor (together with the Subsidiary Guarantors, the “Guarantors”), entered into a Credit Agreement, dated as of September 21, 2021 (the “Credit Agreement”), by and among the Company, Holdings, Bank of America, N.A. (“Bank of America”), as Administrative Agent, Collateral Agent and Swingline Lender, and each lender and issuing bank from time to time party thereto (the “Lenders”).

The Credit Agreement replaces the First Lien Credit Agreement, dated as of April 27, 2017 (the “2017 Credit Agreement”), by and among the Company, Holdings, Jefferies Finance LLC as Administrative Agent, Collateral Agent and Swingline Lender and each lender and issuing bank from time-to-time party thereto.

Under the Credit Agreement, the Lenders agree to extend credit to the Company in the form of (i) Term B loans in an aggregate principal amount equal to $800,000,000 (the “Term B Loans”) and (ii) a revolving credit facility in an aggregate principal amount of $250,000,000 (the “Revolving Credit Facility,” and together with the Term B Loans, the “Credit Facilities”) available in US Dollars, Euro and British Pound Sterling. At the closing, the full amount of the Term B Loans were drawn and the Revolving Credit Facility was undrawn. The Revolving Credit Facility contains a letter of credit facility.

The Credit Facilities, together with cash on hand, were used to refinance all of the term loans and revolving credit facility amounts outstanding under the 2017 Credit Agreement and to pay fees and expenses of the transaction.

The Term B Loans mature on September 21, 2028. The Term B Loans are repayable in quarterly installments equal to $2,000,000, with the balance payable at maturity.

The Revolving Credit Facility matures on September 21, 2026.

Borrowings under the Credit Facilities bear interest at rates based on the ratio of the Company’s and its subsidiaries’ consolidated first lien net indebtedness to the Company’s and its subsidiaries’ consolidated EBITDA for applicable periods specified in the Credit Facilities (the “First Lien Net Leverage Ratio”). The interest rate per annum applicable to the loans under the Credit Facilities will be based on a fluctuating rate of interest equal to the sum of an applicable rate and, at the Company’s election from time to time, either:

(1)     a base rate determined by reference to the highest of (a) the rate last quoted by the Wall Street Journal as the “prime rate,” (b) the federal funds effective rate plus 0.50%, (c) one-month LIBOR plus 1.00% and (d) with respect to the Term B Loans, 1.50% and with respect to the Revolving Credit Facility, 1.00%, or

(2)     a Eurocurrency rate determined by reference to LIBOR (other than with respect to Euros, Euribor and with respect to British Pounds Sterling, SONIA) with a term as selected by the Company, of one, three or six months (subject to (x) in the case of term loans, a 0.50% per annum floor and (y) in the case of revolving loans, a 0.00% per annum floor).

The Revolving Credit Facility and Swingline Loans (which must be in base rate) have applicable rates equal to:

(1)     1.50%, in the case of base rate loans, and 2.50%, in the case of LIBOR (or Euribor or SONIA) loans, if the First Lien Net Leverage Ratio is greater than 2.50:1.00,

(2)     1.25%, in the case of base rate loans, and 2.25%, in the case of LIBOR (or Euribor or SONIA) loans, if the First Lien Net Leverage Ratio is less than or equal to 2.50:1.00 but greater than to 2.00:1.00, and

(3)     1.00%, in the case of base rate loans, and 2.00%, in the case of LIBOR (or Euribor or SONIA) loans, if the First Lien Net Leverage Ratio is less than or equal to 2.00:1.00.

The Term B Loans have applicable rates equal to:

(1)     1.50%, in the case of base rate loans, and 2.50%, in the case of LIBOR loans, if the First Lien Net Leverage Ratio is greater than 2.50:1.00, and

(2)     1.25%, in the case of base rate loans, and 2.25%, in the case of LIBOR (or Euribor or SONIA) loans, if the First Lien Net Leverage Ratio is less than or equal to 2.50:1.00.

The Company must pay the Administrative Agent a quarterly commitment fee based upon the product of (i) the applicable rate as described below and (ii) the average daily amount of the unused revolving commitments. The Company also must pay the L/C Issuer fees based upon the amount available to be drawn under such letters of credit.

The applicable rate under the Credit Facilities with respect to the commitment fee described in the immediately preceding paragraph is equal to (x) 0.50% if the First Lien Net Leverage Ratio is greater than 2.50:1.00, (y) 0.375% if the First Lien Net Leverage Ratio is less than or equal to 2.50:1.00 but greater than 2.00:1.00, and (z) 0.25% if the First Lien Net Leverage Ratio is less than or equal to 2.00:1.00.

The Credit Agreement is subject to substantially the same affirmative and negative covenants and events of default as the 2017 Credit Agreement, subject to certain exceptions and thresholds set forth in the Credit Agreement. The Credit Facilities are secured by substantially the same collateral as the collateral that secured the obligations under the 2017 Credit Agreement, subject to certain exceptions and thresholds.

The foregoing is a summary of the terms of the Credit Agreement, and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1, and is incorporated by reference herein.

The Credit Agreement has been included as an exhibit to this Current Report on Form 8-K to provide you with information regarding its terms. The Credit Agreement contains representations and warranties that the parties thereto made to the other parties thereto as of specific dates. The assertions embodied in the representations and warranties in the Credit Agreement were made solely for purposes of the contract among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Credit Agreement

As discussed in Item 1.01 above, on September 21, 2021, the Company, Holdings, Bank of America and the Lenders entered into the Credit Agreement, which provides for Term B Loans in an aggregate principal amount equal to $800,000,000 and the Revolving Credit Facility in an aggregate principal amount equal to $250,000,000.

The description of the material terms of the Credit Agreement in Item 1.01 is incorporated by reference in this Item 2.03, and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On September 23, 2021, the Company issued a press release announcing closing of the new senior secured credit facility. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date of this Current Report, regardless of any general incorporation by reference language in such filing except as otherwise expressly stated in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated September 21, 2021

99.1	Press release, dated September 23, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CCC INTELLIGENT SOLUTIONS HOLDINGS INC.

Date: September 23, 2021

	By:	/s/ Brian Herb
	Name:	Brian Herb
	Title:	Executive Vice President, Chief Financial and Administrative Officer